CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	258,061 shares	$87.84	$22,668,078.24	$2,822.18

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for our common stock on the New York Stock Exchange on March 1, 2018.

(2)	The registration fee has been calculated and is being paid in accordance with Rules 457(r) and 456(b) under the Securities Act of 1933, as amended, or the Securities Act.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-204911

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 12, 2015)

258,061 Shares of Common Stock
_________________

This prospectus supplement relates to the offer and sale from time to time by the selling stockholders identified herein of up to 258,061 shares of Sun Communities, Inc. common stock, par value $0.01 per share. We refer to the shares of common stock being offered for resale hereunder as the Registered Shares. The registration of shares of common stock to which this prospectus supplement relates does not require the selling stockholders to sell any shares of our common stock.
We have registered the offering and resale of the Registered Shares to allow the selling stockholders to sell any or all of the Registered Shares using any of the methods described in “Plan of Distribution” beginning on page S-9 of this prospectus supplement. The registration of the offer and resale of the Registered Shares does not necessarily mean that any of the Registered Shares will be sold by the selling stockholders under this prospectus supplement or otherwise.
We will not receive proceeds from the sale of the Registered Shares by the selling stockholders.

Our common stock is quoted on the New York Stock Exchange, or NYSE, under the symbol “SUI”. On March 1, 2018, the last reported sale price of our common stock on the NYSE was $87.38.

Investing in the Registered Shares involves risk. Before buying any Registered Shares you should carefully read the discussion of material risks of investing in the Registered Shares referred to in “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, including those risks set forth beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2017, and in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock - Restrictions on Ownership” on page 5 of the accompanying prospectus and “Certain Provisions of Maryland Law and Our Charter and Bylaws - Restrictions on Ownership and Transfer of our Stock” on page 13 of the accompanying prospectus for more information about these restrictions.
_________________

The date of this prospectus supplement is March 2, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.
You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in our common stock.
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using an “automatic shelf” registration process. Under the shelf registration process, the selling stockholders may from time to time offer and sell shares of common stock described in the accompanying prospectus. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement, including any securities offered and sold in this offering.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or the selling stockholders. Neither we nor the selling stockholders have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the selling stockholders are not, making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or is unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or the selling stockholders is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and one or more of its subsidiaries, including Sun Communities Operating Limited Partnership, or the Operating Partnership, and Sun Home Services, Inc., or SHS.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, the Registered Shares, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, in the accompanying prospectus beginning on page 3 and in our Annual Report on Form 10-K for the year ended December 31, 2017 beginning on page 8, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-11 of this prospectus supplement.
About Sun Communities, Inc.
We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate, and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975. As of December 31, 2017, we owned and operated or had an interest in a portfolio of 350 properties, which we refer to as Properties, located in 29 states throughout the United States and one province in Canada, including 230 MH communities, 89 RV communities, and 31 Properties containing both MH and RV sites. As of December 31, 2017, the Properties contained an aggregate of 121,892 developed sites comprised of 83,294 developed manufactured home sites, 22,742 annual RV sites (inclusive of both annual and seasonal usage rights), and 15,856 transient RV sites; we have an additional approximately 9,600 additional MH and RV sites suitable for development. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our customers. The Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities.
We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.
Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. Federal tax rules and regulations applicable to REITs, and to acquire MH communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of December 31, 2017, held approximately 96.7% of the interests (not including preferred limited partnership interests) in, the Operating Partnership.
Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We have regional property management offices located in Austin, Texas; Grand Rapids, Michigan; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida; and we employed an aggregate of 2,727 full time and part time employees as of December 31, 2017.
Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a purchaser of the Registered Shares. Please refer to the more detailed information appearing elsewhere or incorporate by reference into this prospectus supplement and the accompanying prospectus for additional information. For a more complete description of our common stock, see “Description of Common Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus.

Overview

Issuer	Sun Communities, Inc.
Common stock offered	258,061 shares of our common stock.
Use of proceeds	We will not receive any of the proceeds from the sale of the Registered Shares being offered for resale by the selling stockholders.
Restrictions on ownership and transfer
Our charter contains restrictions on ownership and transfer of shares of our common stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, without the approval of our board of directors, our charter restricts any person from owning, or being deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, more than 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock - Restrictions on Ownership” and “Certain Provisions of Maryland Law and Our Charter and Bylaws - Restrictions on Ownership and Transfer of our Stock” in the accompanying prospectus for more information about these restrictions.

Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus, and the risks described in our periodic reports incorporated by reference in this prospectus supplement and the accompanying prospectus.

Plan of Distribution	The Registered Shares may be sold by the selling stockholders pursuant to this prospectus supplement in the manner described under “Plan of Distribution.”
Common Stock Trading and Symbol	Our common stock is listed on New York Stock Exchange, or NYSE, under the symbol “SUI.”

RISK FACTORS

Investment in the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus, before deciding to purchase these shares, you should consider carefully the risk factors set forth below and in the accompanying prospectus, as well as the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.
Future sales or issuances of our common stock or other securities may cause the market price of our common stock to decline.
The sale and/or issuance of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, partnership units or other securities convertible into or exchangeable or exercisable for our capital stock, could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock distribution policy.
Our ability to make distributions on our common stock and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, to pay our indebtedness or to fund our other liquidity needs.
The decision to declare and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and general overall economic conditions and other factors. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.
Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.
The stock markets, including the NYSE on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	issuances of other equity securities in the future, including new series or classes of preferred stock;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in foreign currency exchange rates, specifically between the U.S. dollar and Canadian dollar;

•	changes in market valuations of similar companies;

•
adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actions by institutional stockholders;

•	general market, economic and political conditions; and

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.
If any of the above risks occurred, our financial condition and results of operations could be materially adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2017, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	changes in foreign currency exchange rates, specifically between the U.S. dollar and Canadian dollar;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of manufactured home buyers to obtain financing; and

•	the level of repossessions by manufactured home lenders.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Registered Shares being offered for resale by the selling stockholders under this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDERS
The following table contains information as to the beneficial ownership of shares of our common stock held by the selling stockholders as of the date of this prospectus supplement. Because the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus supplement and the accompanying prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus supplement relates. The selling stockholders named below and their pledgees, donees, transferees and other successors in interest may from time to time offer the shares of our common stock offered by this prospectus supplement:

Name of Selling Stockholder (1)	Beneficial Ownership Before Offering	Maximum Number of Shares of Securities Being Offered	Beneficial Ownership After Offering
	Common Stock	Common Stock	Common Stock (2)	% (3)
The Cline Family Trust (4)	92,643	92,643	—	—%
The George R. and Graciela O. Bunting Revocable Trust dated 02/04/97 (5)	72,506	72,506	—	—%
Bunting Children's Trust dated 12/23/96 (6)	28,126	28,126	—	—%
Gregory S. Bunting 2015 Revocable Trust (7)	59,524	59,524	—	—%
Miguel E. Bunting Irrevocable Trust dated 4/24/2000 (8)	1,902	1,902	—	—%
James E. and Lauralie Bunting, as Joint Tenants	369	369	—	—%
James E. Bunting	2,345	2,345	—	—%
Graham H. McPhail	646	646	—	—%
TOTALS:	258,061	258,061	—	—%

(1)	The selling stockholders and their affiliates have not had a material relationship with the Company or its affiliates in the three years preceding the date of this prospectus supplement.

(2)	Assumes the sale of all Registered Shares offered pursuant to this prospectus supplement and no purchases of additional shares of common stock or securities convertible into shares of common stock.

(3)	Calculated based on Rule 13d-3 under the Exchange Act, based on 79,875,405 shares of common stock outstanding as of March 1, 2018.

(4)
Reflects 92,643 shares of our common stock held directly by The Cline Family Trust. Nancy S. Cline and Frederic T. Cline are the co-trustees and share the power and authority to vote and dispose of the shares.

(5)
Reflects 72,506 shares of our common stock held directly by The George R. and Graciela O. Bunting Revocable Trust dated 02/04/97. George R. Bunting and Graciela O. Bunting are the co-trustees and share the power and authority to vote and dispose of the shares.

(6)
Reflects 28,126 shares of our common stock held directly by the Bunting Children's Trust dated 12/23/96. Gregory S. Bunting and Paula Bunting are the co-trustees and share the power and authority to vote and dispose of the shares.

(7)
Reflects 59,524 shares of our common stock held directly by the Gregory S. Bunting 2015 Revocable Trust. Gregory S. Bunting is the trustee and has the power and authority to vote and dispose of the shares.

(8)
Reflects 1,902 shares of our common stock held directly by the Miguel E. Bunting Irrevocable Trust dated 4/24/2000. Miguel E. Bunting is the trustee and has the power and authority to vote and dispose of the shares.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Registered Shares received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Registered Shares on any stock exchange, market or trading facility on which the Registered Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	an underwritten offering;

•	short sales effected after the date of this prospectus supplement;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may effect such transactions by selling their Registered Shares directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire Registered Shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the Registered Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.
In connection with the sale of the Registered Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Shares in the course of hedging the positions they assume. The selling stockholders may also sell Registered Shares short and deliver these securities to close out their short positions, or loan or pledge the Registered Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares offered by this prospectus supplement and the accompanying prospectus, which Registered Shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Registered Shares offered by them will be the purchase price of the Registered Shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Registered Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Registered Shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Registered Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the accompanying prospectus.
In order to comply with the securities laws of some states, if applicable, the Registered Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus supplement and the accompanying prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, our common stock is listed on the NYSE and such reports, proxy statements and other information concerning us can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the Investor Relations section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the common stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on March 15, 2016 (Exhibit No. 99.3 thereof), August 2, 2016 and February 13, 2018;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and a part hereof from the date of filing of these documents, and will update, supplement and supersede the information in this prospectus supplement and the accompanying prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying the prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.